MillerKnoll, Inc. Reports Fourth Quarter and Fiscal 2025 Results
Zeeland, Mich., June 25, 2025 – MillerKnoll Inc. (NASDAQ: MLKN), a growth-oriented small-cap value company in the industrial and consumer sectors, today reported results for the fourth quarter and full fiscal year 2025, which ended May 31, 2025.

Fourth Quarter and Fiscal 2025 Consolidated Financial Results

	(Unaudited)			(Unaudited)
	Three Months Ended			Twelve Months Ended
(Dollars in millions, except per share data)	May 31, 2025	June 1, 2024	% Chg.	May 31, 2025	June 1, 2024	% Chg.
	(13 weeks)	(13 weeks)		(52 weeks)	(52 weeks)
Net sales	$961.8	$888.9	8.2%	$3,669.9	$3,628.4	1.1%
Gross margin %	39.2%	39.6%	N/A	38.8%	39.1%	N/A
Operating expenses	$321.9	$328.7	(2.1)%	$1,372.1	$1,252.3	9.6%
Adjusted operating expenses*	$305.0	$278.8	9.4%	$1,174.4	$1,157.3	1.5%
Effective tax rate	257.6%	(63.2)%	N/A	(53.1)%	14.8%	N/A
Adjusted effective tax rate*	20.5%	12.0%	N/A	21.5%	19.6%	N/A
(Loss) earnings per share - diluted(1)	$(0.84)	$0.14	N/A	$(0.54)	$1.11	N/A
Adjusted earnings per share - diluted*(1)	$0.60	$0.67	(10.4)%	$1.95	$2.08	(6.3)%
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations below.
(1)Due to the anti-dilutive effect resulting from periods where the Company reports a net loss, the impact of potentially dilutive securities on the per share amounts has been omitted from the calculation of weighted-average common shares outstanding for diluted net loss per common share.

Fourth Quarter
•Net sales of $961.8 million, up 8.2% as reported and up 7.8% organically, year-over-year
•Orders of $1,036.8 million, up 11.1% as reported and up 10.7% organically, year-over-year
•Gross margin decreased 40 basis points, primarily from approximately $7.0 million of tariff-related cost increases in the quarter, offset in part by the benefit of leverage on higher net sales
•Consolidated operating expenses decreased to $321.9 million
•Consolidated adjusted operating expenses increased to $305.0 million, driven primarily by higher variable incentive compensation costs and higher selling expense from the higher sales volume
•Special charges of $16.9 million:
◦$10.6 million of restructuring charges, primarily related to workforce reductions
◦$6.3 million of purchase accounting amortization
•Operating margin of 5.7%, compared to 2.7% in the prior year
•Adjusted operating margin of 7.5%, compared to 8.3% in the prior year

Fiscal 2025
•Net sales of $3.7 billion, up 1.1% as reported and up 1.6% organically, year-over-year
•Gross margin decreased 30 basis points
•Operating margin of 1.4%, compared to 4.6% in the prior year
•Adjusted operating margin of 6.8%, compared to 7.2% in the prior year

Fourth Quarter 2025 Cash Flow, Debt, and Liquidity
•Liquidity, as of May 31, 2025, of $575.9 million reflected cash on hand and Revolving Credit Facility availability
•Amended Revolving Credit Facility and Term Loan A during the quarter, extending maturity date to April 2030
•Cash flow from operations of $70.9 million

•Reduction in total outstanding debt of $4.8 million
•Net debt-to-EBITDA ratio, as defined by our Credit Facility, of 2.88x
•Near term scheduled debt maturities:
◦$16.0 million in fiscal 2026
◦$24.1 million in fiscal 2027
◦$26.6 million in fiscal 2028

"We are extremely proud of our results in the fourth quarter, significantly exceeding the expectations we set forth to the Street last quarter, and driven by outstanding, value-creating execution in all of our businesses and by our associates around the world. As we look ahead, we are encouraged by the positive underlying trends and solid order growth we are seeing across our businesses and geographies. While macroeconomic conditions continue to be incredibly dynamic, we have the operational and balance sheet strength to both navigate these conditions and continue investing in our exciting growth opportunities ahead," said Andi Owen, President and Chief Executive Officer.

Fourth Quarter and Fiscal 2025 Results by Segment

North America Contract
•Q4 net sales of $496.1 million, up 12.5% as reported and up 12.6% organically, year-over-year
•Q4 orders of $567.6 million, up 15.8% as reported and up 15.9% organically, year-over-year
•Q4 operating margin of 7.7% compared to 0% in the prior year
•Q4 adjusted operating margin of 10.0%, up 190 basis points compared to prior year, primarily from fixed expense leverage on higher net sales, partially offset by higher tariff-related cost increases
•Full year net sales of $1.97 billion, up 2.2% as reported and up 2.4% organically
•Full year operating margin of 6.2%, up 60 basis points compared to prior year
•Full year adjusted operating margin of 9.7%, up 50 basis points compared to prior year

International Contract
•Q4 net sales of $185.7 million, up 6.9% as reported and up 5.5% organically, year-over-year
•Q4 orders of $189.5 million, up 3.6% as reported and up 2.1% organically, year-over-year
•Q4 operating margin of 11.7% compared to 10.9% in the prior year
•Q4 adjusted operating margin of 12.9%, down 230 basis points year-over-year, primarily from regional and product sales mix and higher variable incentive compensation in the quarter
•Full year net sales of $660.0 million, up 2.2% as reported and up 2.7% organically, year-over-year
•Full year operating margin of 9.6%, up 10 basis points to prior year
•Full year adjusted operating margin of 11.1%, flat to prior year

Global Retail
•Q4 net sales of $280.0 million, up 2.2% as reported and up 1.4% organically, year-over-year
•Q4 orders of $279.7 million, up 7.5% as reported and up 6.7% organically, year-over-year
◦Q4 orders were up 8% in the North America region, year-over-year
•Q4 operating margin of 5.3% compared to 6.0% in the prior year
•Q4 adjusted operating margin of 6.5%, down 210 basis points year-over-year, primarily from new store opening costs, lower sales in the international regions, deleverage on product mix and higher variable incentive compensation

•Full year net sales of $1.04 billion, down 1.5% as reported and down 0.3% organically, year-over-year
•Full year operating loss margin of 6.3%, down 1,110 basis points compared to prior year
•Full year adjusted operating margin of 5.0%, down 110 basis points compared to prior year
•Opened four new retail stores in Fiscal 2025: two DWR stores in Palm Springs, CA, and Paramus, NJ, and two Herman Miller stores in Fairfax, VA, and Coral Gables, FL

First Quarter 2026 Outlook
The table below presents our expectations for the first quarter of fiscal 2026 financial operating results:

Q1 FY2026
Net sales	$899 million to $939 million
Gross margin %	37.1% to 38.1%
Adjusted operating expenses*	$290 million to $300 million
Interest and other expense, net	$17.6 million to $18.6 million
Adjusted effective tax rate*	21.5% to 23.5%
Adjusted earnings per share - diluted*	$0.32 to $0.38
*Items indicated represent Non-GAAP measures. The Q1 FY2026 outlook excludes an expected $6.0 million in operating expense charges related to amortization of Knoll purchased intangibles and the related tax and earnings per share impact.

•Above guidance ranges include estimated incremental costs related to tariffs (net of expected mitigation efforts) on our expected first quarter results, ranging between $9 million to $11 million before tax, and between $0.09 to $0.11 of net earnings per share.
•Our operating expense outlook reflects costs related to three new store openings in the first quarter of fiscal 2026.
•These estimates reflect the latest available information known to us as of the date of this release, including all known active tariffs.

Webcast and Conference Call Information
The Company will host a conference call and webcast to discuss the results of the fourth quarter of fiscal 2025 on Wednesday, June 25, 2025, at 5:00 PM ET. To ensure participation, allow extra time to visit the Company’s website at https://www.millerknoll.com/investor-relations/news-events/events-and-presentations to download the streaming software necessary to participate. An online archive of the webcast will also be available on the Company's investor relations website. Additional links to materials supporting the release will be available at https://www.millerknoll.com/investor-relations.

Financial highlights for the three and twelve months ended May 31, 2025 follow:

MillerKnoll, Inc.
Condensed Consolidated Statements of Operations

(Unaudited) (Dollars in millions, except per share and common share data)	Three Months Ended				Twelve Months Ended
	May 31, 2025		June 1, 2024		May 31, 2025		June 1, 2024
Net sales	$961.8	100.0%	$888.9	100.0%	$3,669.9	100.0%	$3,628.4	100.0%
Cost of sales	584.9	60.8%	536.5	60.4%	2,247.3	61.2%	2,208.9	60.9%
Gross margin	376.9	39.2%	352.4	39.6%	1,422.6	38.8%	1,419.5	39.1%
Operating expenses	321.9	33.5%	328.7	37.0%	1,372.1	37.4%	1,252.3	34.5%
Operating earnings	55.0	5.7%	23.7	2.7%	50.5	1.4%	167.2	4.6%
Other expenses, net	19.3	2.0%	16.9	1.9%	72.4	2.0%	67.5	1.9%
Earnings (loss) before income taxes and equity income	35.7	3.7%	6.8	0.8%	(21.9)	(0.6)%	99.7	2.7%
Income tax expense (benefit)	91.9	9.6%	(4.3)	(0.5)%	11.6	0.3%	14.7	0.4%
Equity income (loss), net of tax	—	—%	(0.1)	—%	0.3	—%	(0.4)	—%
Net (loss) earnings	(56.2)	(5.8)%	11.0	1.2%	(33.2)	(0.9)%	84.6	2.3%
Net earnings attributable to redeemable noncontrolling interests	0.9	0.1%	1.1	0.1%	3.7	0.1%	2.3	0.1%
Net (loss) earnings attributable to MillerKnoll, Inc.	$(57.1)	(5.9)%	$9.9	1.1%	$(36.9)	(1.0)%	$82.3	2.3%

Amounts per common share attributable to MillerKnoll, Inc.
(Loss) earnings per share - basic	($0.84)		$0.14		($0.54)		$1.12
Weighted average basic common shares	68,091,762		71,383,146		68,977,267		73,291,939
(Loss) earnings per share - diluted	($0.84)		$0.14		($0.54)		$1.11
Weighted average diluted common shares	68,091,762		72,658,582		68,977,267		73,954,756

MillerKnoll, Inc.
Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended
(Unaudited) (Dollars in millions)	May 31, 2025	June 1, 2024
Cash provided by (used in):
Operating activities	$209.3	$352.3
Investing activities	(100.9)	(86.3)
Financing activities	(150.3)	(258.8)
Effect of exchange rate changes	5.2	(0.3)
Net change in cash and cash equivalents	(36.7)	6.9
Cash and cash equivalents, beginning of period	230.4	223.5
Cash and cash equivalents, end of period	$193.7	$230.4

MillerKnoll, Inc.
Condensed Consolidated Balance Sheets

(Unaudited) (Dollars in millions)	May 31, 2025	June 1, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$193.7	$230.4
Accounts receivable, net	350.2	308.3
Unbilled accounts receivable	26.9	22.2
Inventories, net	447.5	428.6
Prepaid expenses and other	90.4	80.1
Total current assets	1,108.7	1,069.6
Net property and equipment	496.1	492.0
Right of use assets	411.2	375.6
Other assets	1,934.2	2,106.4
Total Assets	$3,950.2	$4,043.6

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$271.3	$241.4
Short-term borrowings and current portion of long-term debt	16.0	43.5
Short-term lease liability	72.0	67.2
Accrued liabilities	344.5	345.6
Total current liabilities	703.8	697.7
Long-term debt	1,310.6	1,291.7
Lease liabilities	413.4	360.4
Other liabilities	187.3	234.8
Total Liabilities	2,615.1	2,584.6
Redeemable Noncontrolling Interests	59.3	73.9
Stockholders' Equity	1,275.8	1,385.1
Total Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity	$3,950.2	$4,043.6

Non-GAAP Financial Measures and Other Supplemental Data
This presentation contains non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. These non-GAAP financial measures are not measurements of our financial performance under GAAP and should not be considered an alternative to the related GAAP measurement. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included within this presentation. The Company believes these non-GAAP measures are useful for investors as they provide financial information on a more comparative basis for the periods presented.

The non-GAAP financial measures referenced within this presentation may include: Adjusted Effective Tax Rate, Adjusted Operating Earnings (Loss), Adjusted Operating Margin, Adjusted Earnings per Share, Adjusted Gross Margin, Adjusted Operating Expenses, Adjusted Bank Covenant EBITDA, and Organic Growth (Decline).

Adjusted Effective Tax Rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate as well as impacts related to enactments of comprehensive tax law changes.

Adjusted Operating Earnings (Loss) represents reported operating earnings plus integration charges, amortization of Knoll purchased intangibles, restructuring expenses, impairment charges, and Knoll pension plan termination charges. These adjustments are described further below.

Adjusted Operating Margin is calculated as adjusted operating earnings (loss) divided by net sales.

Adjusted Earnings per Share represents reported diluted earnings per share excluding the impact from amortization of Knoll purchased intangibles, integration charges, restructuring expenses, impairment charges, Knoll pension plan termination charges and the related tax effect of these adjustments. These adjustments are described further below.

Adjusted Gross Margin represents gross margin plus integration charges. These adjustments are described further below.

Adjusted Operating Expenses represents reported operating expenses excluding restructuring charges, integration charges, amortization of Knoll purchased intangibles, impairment charges, and Knoll pension plan termination charges. These adjustments are described further below.

Adjusted Bank Covenant EBITDA is calculated by excluding depreciation, amortization, interest expense, taxes from net income, and certain other adjustments. Other adjustments include, as applicable in the period, charges associated with business restructuring actions, integration charges, impairment expenses, non-cash stock-based compensation, future synergies, and other items as described in our lending agreements.

Organic Growth (Decline) represents the change in sales and orders, excluding currency translation effects and the impact of the closure of the North America HAY eCommerce channel in the Global Retail segment.

The adjustments to arrive at these non-GAAP financial measures are as follows:

Amortization of Knoll purchased intangibles: Includes expenses associated with the amortization of acquisition related intangibles acquired as part of the Knoll acquisition. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. We exclude the impact of the amortization of Knoll purchased intangibles as such non-cash amounts were significantly impacted by the size of the Knoll acquisition. Furthermore, we believe that this adjustment enables better comparison of our results as Amortization of Knoll Purchased Intangibles will not recur in future periods once such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. Although we exclude the Amortization of Knoll Purchased Intangibles in these non-GAAP measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Integration charges: Knoll integration-related costs include severance, asset impairment charges associated with lease and operations facility consolidation activity, and expenses related to synergy realization efforts and reorganization initiatives.

Restructuring charges: Includes costs associated with actions involving targeted workforce reductions.

Impairment charges: Includes non-cash, pre-tax charges for the impairment of the Knoll and Muuto trade names as well as impairment of goodwill attributed to the Global Retail and Holly Hunt reporting units.

Knoll pension plan termination charges: Includes expenses incurred associated with the termination of the Knoll pension plan which was completed in the second quarter of fiscal year 2025.

Tax related items: We excluded the income tax benefit/provision effect of the tax related items from our non-GAAP measures because they are not associated with the tax expense on our ongoing operating results.

Certain tables below summarize select financial information, for the periods indicated, related to each of the Company’s reportable segments. The North America Contract segment includes the operations associated with the design, manufacture and sale of furniture products directly or indirectly through an independent dealership network for office, healthcare, and educational environments throughout the United States and Canada as well as the global operations of the Spinneybeck|FilzFelt, Maharam, Edelman, and Knoll Textile brands. The International Contract segment includes the operations associated with the design, manufacture and sale of furniture products, indirectly or directly through an independent dealership network in Europe, the Middle East, Africa and Asia-Pacific and Latin America. The Global Retail segment includes global operations associated with the sale of modern design furnishings and accessories to third party retailers, as well as direct to consumer sales through eCommerce, direct-mail catalogs, and physical retail stores as well as the global operations of the Holly Hunt brand. Corporate costs represent unallocated expenses related to general corporate functions, including, but not limited to, certain legal, executive, corporate finance, information technology, administrative and integration-related costs.

A. Reconciliation of Operating Earnings (Loss) to Adjusted Operating Earnings (Loss) by Segment

	Three Months Ended				Twelve Months Ended
	May 31, 2025		June 1, 2024		May 31, 2025		June 1, 2024
North America Contract
Net sales	$496.1	100.0%	$441.1	100.0%	$1,965.2	100.0%	$1,922.3	100.0%
Gross margin	179.7	36.2%	158.2	35.9%	702.3	35.7%	697.8	36.3%
Total operating expenses	141.4	28.5%	158.0	35.8%	581.4	29.6%	591.1	30.7%
Operating earnings	$38.3	7.7%	$0.2	—%	$120.9	6.2%	$106.7	5.6%

Adjustments
Restructuring charges	7.4	1.5%	19.2	4.4%	9.8	0.5%	25.3	1.3%
Integration charges	—	—%	4.5	1.0%	24.8	1.3%	22.6	1.2%
Impairment charges	—	—%	8.1	1.8%	19.9	1.0%	8.1	0.4%
Amortization of Knoll purchased intangibles	4.0	0.8%	3.6	0.8%	14.6	0.7%	14.5	0.8%
Knoll pension plan termination charges	—	—%	—	—%	1.0	0.1%	—	—%
Adjusted operating earnings	$49.7	10.0%	$35.6	8.1%	$191.0	9.7%	$177.2	9.2%
International Contract
Net sales	$185.7	100.0%	$173.7	100.0%	$660.0	100.0%	$645.6	100.0%
Gross margin	68.2	36.7%	65.4	37.7%	240.8	36.5%	233.1	36.1%
Total operating expenses	46.5	25.0%	46.5	26.8%	177.5	26.9%	171.5	26.6%
Operating earnings	$21.7	11.7%	$18.9	10.9%	$63.3	9.6%	$61.6	9.5%

Adjustments
Restructuring charges	1.6	0.9%	2.1	1.2%	3.3	0.5%	3.4	0.5%
Integration charges	—	—%	0.1	0.1%	3.2	0.5%	0.3	—%
Impairment charges	—	—%	4.7	2.7%	1.2	0.2%	4.7	0.7%
Amortization of Knoll purchased intangibles	0.6	0.3%	0.6	0.3%	2.5	0.4%	2.4	0.4%
Adjusted operating earnings	$23.9	12.9%	$26.4	15.2%	$73.5	11.1%	$72.4	11.2%

Global Retail
Net sales	$280.0	100.0%	$274.1	100.0%	$1,044.7	100.0%	$1,060.5	100.0%
Gross margin	129.0	46.1%	128.8	47.0%	479.5	45.9%	488.6	46.1%
Total operating expenses	114.2	40.8%	112.3	41.0%	545.5	52.2%	437.6	41.3%
Operating earnings (loss)	$14.8	5.3%	$16.5	6.0%	$(66.0)	(6.3)%	$51.0	4.8%

Adjustments
Restructuring charges	1.6	0.6%	0.8	0.3%	1.7	0.2%	2.1	0.2%
Integration charges	—	—%	0.5	0.2%	0.3	—%	0.5	—%
Impairment charges	—	—%	4.0	1.5%	108.9	10.4%	4.0	0.4%
Amortization of Knoll purchased intangibles	1.7	0.6%	1.7	0.6%	7.0	0.7%	7.0	0.7%
Adjusted operating earnings	$18.1	6.5%	$23.5	8.6%	$51.9	5.0%	$64.6	6.1%

Corporate
Operating expenses	$19.8	—%	$11.9	—%	$67.7	—%	$52.1	—%
Operating (loss)	$(19.8)	—%	$(11.9)	—%	$(67.7)	—%	$(52.1)	—%

Adjustments
Integration charges	—	—%	—	—%	—	—%	0.1	—%
Adjusted operating (loss)	$(19.8)	—%	$(11.9)	—%	$(67.7)	—%	$(52.0)	—%

MillerKnoll, Inc.
Net sales	$961.8	100.0%	$888.9	100.0%	$3,669.9	100.0%	$3,628.4	100.0%
Gross margin	376.9	39.2%	352.4	39.6%	1,422.6	38.8%	1,419.5	39.1%
Total operating expenses	321.9	33.5%	328.7	37.0%	1,372.1	37.4%	1,252.3	34.5%
Operating earnings	$55.0	5.7%	$23.7	2.7%	$50.5	1.4%	$167.2	4.6%

Adjustments
Restructuring charges	10.6	1.1%	22.1	2.5%	14.8	0.4%	30.8	0.8%
Integration charges	—	—%	5.1	0.6%	28.3	0.8%	23.5	0.6%
Impairment charges	—	—%	16.8	1.9%	130.0	3.5%	16.8	0.5%
Amortization of Knoll purchased intangibles	6.3	0.7%	5.9	0.7%	24.1	0.7%	23.9	0.7%
Knoll pension plan termination charges	—	—%	—	—%	1.0	—%	—	—%
Adjusted operating earnings	$71.9	7.5%	$73.6	8.3%	$248.7	6.8%	$262.2	7.2%

B. Reconciliation of (Loss) Earnings per Share to Adjusted Earnings per Share

	Three Months Ended		Twelve Months Ended
	May 31, 2025	June 1, 2024	May 31, 2025	June 1, 2024
(Loss) earnings per share - diluted	$(0.84)	$0.14	$(0.54)	$1.11

Add: Amortization of Knoll purchased intangibles	0.09	0.08	0.35	0.32
Add: Integration charges	—	0.07	0.41	0.31
Add: Restructuring charges	0.16	0.30	0.22	0.42
Add: Impairment charges	—	0.23	1.88	0.24
Add: Knoll pension plan termination charges	—	—	0.01	—
Tax impact on adjustments	1.19	(0.15)	(0.38)	(0.32)
Adjusted earnings per share - diluted	$0.60	$0.67	$1.95	$2.08
Weighted average shares outstanding (used for calculating adjusted earnings per share) – diluted	68,091,762	72,658,582	68,977,267	73,954,756

C. Reconciliation of Gross Margin to Adjusted Gross Margin

	Three Months Ended				Twelve Months Ended
	May 31, 2025		June 1, 2024		May 31, 2025		June 1, 2024
Gross margin	$376.9	39.2%	$352.4	39.6%	$1,422.6	38.8%	$1,419.5	39.1%
Integration charges	—	—%	—	—%	0.5	—%	—	—%
Adjusted gross margin	$376.9	39.2%	$352.4	39.6%	$1,423.1	38.8%	$1,419.5	39.1%

D. Reconciliation of Operating Expenses to Adjusted Operating Expenses

	Three Months Ended				Twelve Months Ended
	May 31, 2025		June 1, 2024		May 31, 2025		June 1, 2024
Operating expenses	$321.9	33.5%	$328.7	37.0%	$1,372.1	37.4%	$1,252.3	34.5%
Restructuring charges	10.6	1.1%	22.1	2.5%	14.8	0.4%	30.8	0.8%
Integration charges	—	—%	5.1	0.6%	27.8	0.8%	23.5	0.6%
Amortization of Knoll purchased intangibles	6.3	0.7%	5.9	0.7%	24.1	0.7%	23.9	0.7%
Knoll pension plan termination charges	—	—%	—	—%	1.0	—%	—	—%
Impairment charges	—	—%	16.8	1.9%	130.0	3.5%	16.8	0.5%
Adjusted operating expenses	$305.0	31.7%	$278.8	31.4%	$1,174.4	32.0%	$1,157.3	31.9%

E. Reconciliation of Net Earnings to Adjusted Bank Covenant EBITDA and Adjusted Bank Covenant EBITDA Ratio (provided on a trailing twelve month basis)

May 31, 2025
Net earnings	$(36.9)
Income tax expense	11.6
Depreciation expense	102.6
Amortization expense	37.9
Interest expense	76.7
Other adjustments(*)	204.5
Adjusted bank covenant EBITDA	$396.4
Total debt, less cash, end of trailing period	$1,142.2
Net debt to adjusted bank covenant EBITDA ratio	2.88
*Items indicated represent Non-GAAP measurements; see the reconciliations of Non-GAAP financial measures and related explanations above.

F. Organic Sales Growth by Segment

	Three Months Ended
	May 31, 2025
	North America Contract	International Contract	Global Retail	Total
Net sales, as reported	$496.1	$185.7	$280.0	$961.8
% change from PY	12.5%	6.9%	2.2%	8.2%

Adjustments
Currency translation effects (1)	0.6	(2.4)	(2.1)	(3.9)
Net sales, organic	$496.7	$183.3	$277.9	$957.9
% change from PY	12.6%	5.5%	1.4%	7.8%

	Three Months Ended
	June 1, 2024
	North America Contract	International Contract	Global Retail	Total
Net sales, as reported	$441.1	$173.7	$274.1	$888.9
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

	Twelve Months Ended
	May 31, 2025
	North America Contract	International Contract	Global Retail	Total
Net sales, as reported	$1,965.2	$660.0	$1,044.7	$3,669.9
% change from PY	2.2%	2.2%	(1.5)%	1.1%

Adjustments
Currency translation effects (1)	2.4	3.1	0.7	6.2
Net sales, organic	$1,967.6	$663.1	$1,045.4	$3,676.1
% change from PY	2.4%	2.7%	(0.3)%	1.6%

	Twelve Months Ended
	June 1, 2024
	North America Contract	International Contract	Global Retail	Total
Net sales, as reported	$1,922.3	$645.6	$1,060.5	$3,628.4

Adjustments
HAY eCommerce	—	—	(11.8)	(11.8)
Net sales, organic	$1,922.3	$645.6	$1,048.7	$3,616.6
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

G. Organic Order Growth by Segment

	Three Months Ended
	May 31, 2025
	North America Contract	International Contract	Global Retail	Total
Orders, as reported	$567.6	$189.5	$279.7	$1,036.8
% change from PY	15.8%	3.6%	7.5%	11.1%

Adjustments
Currency translation effects (1)	0.5	(2.7)	(2.1)	(4.3)
Orders, organic	$568.1	$186.8	$277.6	$1,032.5
% change from PY	15.9%	2.1%	6.7%	10.7%

	Three Months Ended
	June 1, 2024
	North America Contract	International Contract	Global Retail	Total
Orders, as reported	$490.0	$182.9	$260.1	$933.0
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

	Twelve Months Ended
	May 31, 2025
	North America Contract	International Contract	Global Retail	Total
Orders, as reported	$2,021.0	$665.9	$1,060.8	$3,747.7
% change from PY	6.2%	(0.3)%	1.0%	3.5%

Adjustments
Currency translation effects (1)	2.3	5.5	1.1	8.9
Orders, organic	$2,023.3	$671.4	$1,061.9	$3,756.6
% change from PY	6.3%	0.6%	2.2%	4.1%

	Twelve Months Ended
	June 1, 2024
	North America Contract	International Contract	Global Retail	Total
Orders, as reported	$1,903.3	$667.6	$1,050.1	$3,621.0

Adjustments
HAY eCommerce	—	—	(11.4)	(11.4)
Orders, organic	$1,903.3	$667.6	$1,038.7	$3,609.6
(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

H. Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate

	Three Months Ended		Twelve Months Ended
	May 31, 2025	June 1, 2024	May 31, 2025	June 1, 2024
Income tax expense (benefit), as reported (GAAP)	$91.9	$(4.3)	$11.6	$14.7
Effective Tax Rate	257.6%	(63.2)%	(53.1)%	14.8%

Adjustments
Restructuring charges	$(50.8)	$5.0	$1.9	$7.6
Integration charges	—	1.1	3.8	5.5
Impairment charges	—	3.7	17.3	4.4
Amortization of Knoll purchased intangibles	(30.1)	1.3	3.2	5.9
Knoll pension plan termination charges	—	—	0.1	—
Income tax expense (benefit), adjusted	$11.0	$6.8	$37.9	$38.1

Adjusted Effective Tax Rate	20.5%	12.0%	21.5%	19.6%

I. Consolidated MillerKnoll Backlog

Q4 FY2025
MillerKnoll backlog	$761.3

About MillerKnoll
MillerKnoll is a collective of dynamic brands that comes together to design the world we live in. MillerKnoll brand portfolio includes Herman Miller, Knoll, Colebrook Bosson Saunders, DatesWeiser, Design Within Reach, Edelman, Geiger, HAY, Holly Hunt, Knoll Textiles, Maharam, Muuto, NaughtOne, and Spinneybeck|FilzFelt. MillerKnoll is an unparalleled platform that redefines modern for the 21st century by building a more sustainable, equitable and beautiful future for all.

Forward-Looking Statements
This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of our acquisition of Knoll, the anticipated impact of the Knoll acquisition on the combined Company’s business and future financial and operating results, the expected amount and timing of synergies from the Knoll acquisition, the expected impact of recent and potential tariff changes on our business, and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of MillerKnoll or the price of MillerKnoll’s stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond MillerKnoll’s control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: general economic and geopolitical conditions, including the impact of supply chain challenges, tariffs, and recessionary pressures; the impact of government policies and actions, including those relating to public health, government spending, and trade relations; the impact of public health crises, such as pandemics and epidemics; risks related to the additional debt incurred in connection with the Knoll acquisition; MillerKnoll’s ability to comply with its debt covenants and obligations; the risk that the anticipated benefits of the Knoll acquisition will be more costly to realize than expected; the effect of the Knoll acquisition on the ability of MillerKnoll to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom MillerKnoll does business, or on MillerKnoll’s operating results and business generally; the ability of MillerKnoll to implement its plans, forecasts and other expectations with respect to MillerKnoll’s business after the completion of the Knoll acquisition and realize expected synergies; business disruption following the Knoll acquisition; the availability and pricing of raw materials; the financial strength of our dealers and the financial strength of our customers; the success of newly-introduced products; the pace and level of government procurement; foreign currency exchange fluctuations; and the outcome of pending litigation or governmental audits or investigations. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to MillerKnoll’s periodic reports and other filings with the SEC, including the risk factors identified in MillerKnoll’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. MillerKnoll does not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.